Exhibit 99.1

Y-mAbs Therapeutics Announces Closing of Initial Public Offering and Full Exercise of Underwriters’ Option to Purchase Additional Shares

September 25, 2018 at 4:05 PM EDT

New York, NY, September 25, 2018 (GLOBE NEWSWIRE) — Y-mAbs Therapeutics, Inc. (the “Company” or “Y-mAbs”) (Nasdaq:YMAB) a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer, today announced the closing of its initial public offering of 6,900,000 shares of its common stock, including the exercise in full of the underwriters’ option to purchase 900,000 additional shares of common stock, at a public offering price of $16.00 per share.  The gross proceeds to Y-mAbs, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, were approximately $110.4 million.  All of the shares of common stock were offered by the Company. Y-mAbs’ common stock is listed on The Nasdaq Global Select Market under the ticker symbol “YMAB.”

BofA Merrill Lynch and Cowen acted as joint book-running managers for the offering. Canaccord Genuity acted as lead manager for the offering and BTIG acted as co-manager for the offering.

The shares were offered by Y-mAbs pursuant to a registration statement that was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on September 20, 2018.  A prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov.

The offering was made only by means of a prospectus, copies of which may be obtained by contacting BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attn: Prospectus Department or by email at dg.prospectus_requests@baml.com or Cowen, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by phone at (631) 274-2806.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Y-mAbs:

Y-mAbs is a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer. The Company has a broad and advanced product pipeline, including two pivotal-stage product candidates—naxitamab and omburtamab—which target tumors that express GD2 and B7-H3, respectively.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. Words such as “expect” or “will” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and the risk factors and other matters discussed in the Company’s filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Y-mAbs Therapeutics, Inc.	Y-mAbs Therapeutics A/S
230 Park Avenue, suite 3350	Agern Allé 11
New York, NY 10169	2970 Hoersholm
+1 646 885 8505	Denmark
E-mail: info@ymabs.com	+45 70 26 14 14
E-mail: info@ymabs.com